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                                                                  EXHIBIT 21

                    WILLBROS GROUP, INC.


                                                             Jurisdiction
                 Company Name                                     of
                     and                                     Incorporation
           Name Under Which it is                                 or
       Doing Business (if  applicable)                       Organization
--------------------------------------------------        ------------------

Arctic Constructors Limited                                     Canada
Associated Contractors Equipment Corporation                    Panama
Construcciones Acuaticas Mundiales, S.A.                       Venezuela
Constructora CAMSA, C.A.                                       Venezuela
Contratistas Transandinos, S.A.  d/b/a/ COTRA                  Colombia
Cruzamientos Direccionales Orizzon, S.A. de C.V.                Mexico
"ESCA" Equipment Service Compania Anonima                      Venezuela
International Pipeline Equipment, Inc.                          Panama
Interproject Engineers Limited                               Cayman Islands
Inversiones CAMSA, C.A.                                        Venezuela
Inversiones Willbros del Ecuador, S.A.                          Panama
Kompaniya Willbros  ZAO                                         Russia
Monastere Inc.                                               Delaware, USA
Musketeer Oil B.V.                                            Netherlands
Osage Oilfield Services, Inc.                                Oklahoma, USA
Pipeline Contractors Inc.                                       Panama
Pipelines & Logistics, Inc.                                  Delaware, USA
Pretensado S.A.                                                Venezuela
Servicios Petroleros Willbros, S.A. de C.V.                     Mexico
Shield Constructors, Inc.                                       Panama
Shield International Engineering, Inc.                          Panama
The Oman Construction Company, LLC                               Oman
Vessel MWB 403, Inc.                                         Delaware, USA
Vintondale Corporation N.V.                               Netherlands Antilles
Willbros Alaska, Inc.                                        Delaware, USA
Willbros Al-Rushaid Limited                                  Saudi Arabia
Willbros Andina Pipeline Investments, L.L.C.                 Delaware, USA
Willbros Azerbaijan Limited                                  Cayman Islands
Willbros Bolivia, S.A.                                          Panama
Willbros Butler International, Inc.                             Panama
Willbros Chile, S.A.                                            Chile
Willbros Construction & Engineering - Egypt, LLC                Egypt
Willbros Constructors, Inc.                                     Panama
Willbros Constructors, Inc.                                  Cayman Islands
Willbros Contracting Limited                                    Cyprus
Willbros Energy Services Company                             Delaware, USA
Willbros Engineering & Construction Limited                     Canada
Willbros Engineers, Inc.                                     Delaware, USA



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                                                             Jurisdiction
            Company Name                                          of
                and                                          Incorporation
       Name Under Which it is                                     or
   Doing Business (if applicable)                            Organization
----------------------------------------------            ------------------

Willbros Far East, Inc.                                        Vanuatu
Willbros Far East (PNG) Pty Ltd                            Papua New Guinea
Willbros Far East Sdn. Bhd.                                    Malaysia
Willbros Gabon, S.A.                                            Panama
Willbros, Inc.                                               Delaware, USA
Willbros International (Germany) G.m.b.H.                      Germany
Willbros International, Inc.                                    Panama
Willbros International Pty Limited                             Australia
Willbros Iran, Inc.                                             Panama
Willbros Kuwait Gas & Oil Field Services Co. (K.C.S.C.)         Kuwait
Willbros Latina, S.A.                                           Panama
Willbros (Malaysia) Sdn. Bhd.                                  Malaysia
Willbros Middle East, Inc.                                      Panama
Willbros (Nigeria) Limited                                      Nigeria
Willbros Operating Services, Inc.                            Delaware, USA
Willbros (Overseas) Limited                                  United Kingdom
Willbros Suramerica, S.A.                                       Panama
Willbros (U.K.) Limited                                      United Kingdom
Willbros USA, Inc.                                           Delaware, USA
Willbros West Africa, Inc.                                      Panama
Willgrande, L.L.C.                                           Oklahoma, USA
Willsip, L.L.C.                                              Oklahoma, USA